Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2020 Financial Results

•	Reports quarterly revenue of $108.6 million, representing 56% year-over-year growth, and annual revenue of $366.3 million represents 36% year-over-year growth

•	Organic revenue growth was 47% for the fourth quarter and 29% for the year 2020

WALTHAM, Mass. – Feb. 24, 2021 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter and full year 2020. Provided in this press release are financial highlights for the three—and twelve-month periods ended December 31, 2020, followed by our current financial guidance for the year 2021, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are delighted with the way we finished off 2020 with 47% organic growth in the fourth quarter and 29% for the full year. Sales into COVID vaccine and therapeutic accounts were a major contributor to overall growth especially in the second half of 2020. Our non-COVID markets also performed well, up over 18% in 2020. All our franchises delivered robust growth during the year, and we continued to see traction at gene therapy accounts. Strategically, our three acquisitions position us well to accelerate growth in our systems and fluid management businesses in 2021. With a very strong order load and COVID tailwinds, we anticipate that 2021 will be another excellent year for the company as we build additional manufacturing capacity, support the manufacturing of COVID vaccines and therapeutics and launch exciting new products.”

Fourth Quarter 2020 Highlights

•	Revenue increased by 56% year-over-year as reported and 47% organically, to $108.6 million

•	GAAP operating margin was 16.0%, an increase of 750 bps

•	Adjusted (non-GAAP) operating margin was 25.1%, an increase of 680 bps

•	GAAP fully diluted EPS was $0.36 compared to $0.07 for the fourth quarter of 2019

•	Adjusted (non-GAAP) fully diluted EPS increased to $0.52 compared to $0.20 for the fourth quarter of 2019

Financial Details for the Fourth Quarter and Full Year 2020

REVENUE

•

Total revenue for the fourth quarter of 2020 increased to $108.6 million compared to $69.5 million for the fourth quarter of 2019, a year-over-year gain of 56% as reported and 53% at constant currency, with organic growth of 47%.

•

Total revenue for the full year 2020 increased to $366.3 million compared to $270.2 million for the full year 2019, a year-over-year gain of 36% as reported and 35% at constant currency, with organic growth of 29%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the fourth quarter of 2020 was $60.5 million, a year-over-year increase of $21.1 million. Adjusted gross profit (non-GAAP) for the fourth quarter of 2020 was $61.1 million, a year-over-year increase of $21.4 million, or 53.7%.

•

Gross margin (GAAP) for the fourth quarter of 2020 was 55.7%, compared to 56.6% for the fourth quarter of 2019. Adjusted gross margin (non-GAAP) for the fourth quarter was 56.3%, compared to 57.2% to the 2019 period.

•

Gross profit (GAAP) for the full year 2020 was $209.6 million, a year-over-year increase of $58.5 million. Adjusted gross profit (non-GAAP) for the full year 2020 was $211.1 million, a year-over-year increase of $57.0 million, or 37%.

•

Gross margin (GAAP) was 57.2% for the full year 2020, a 130 bps improvement from the full year 2019. Adjusted gross margin (non-GAAP) for the full year 2020 was 57.6%, a 60 bps improvement from the full year 2019.

OPERATING INCOME

•

Operating income (GAAP) for the fourth quarter of 2020 was $17.4 million compared to $5.9 million for the fourth quarter of 2019. Adjusted operating income (non-GAAP) for the fourth quarter of 2020 was $27.3 million, an increase of 115% compared to $12.7 million for the fourth quarter of 2019.

•

Operating income (GAAP) for the full year 2020 was $69.8 million, an increase of 94% compared to $36.1 million for the full year 2019. Adjusted operating income (non-GAAP) for the full year 2020 was $98.1 million, an increase of 54% compared to $63.5 million for the full year 2019.

•

Operating margin (GAAP) was 16% for the fourth quarter of 2020, an increase of 750 bps year-over year. Adjusted operating margin (non-GAAP) was 25.1% for the fourth quarter of 2020, an increase of 680 bps year-over year.

•

Operating margin (GAAP) was 19.1% for the full year 2020, an increase of 570 bps year-over-year. Adjusted operating margin (non-GAAP) was 26.8% for the full year 2020, an increase of 330 bps year-over-year.

NET INCOME

•

Net income (GAAP) for the fourth quarter of 2020 was $19.7 million compared to $3.6 million for the fourth quarter of 2019. Adjusted net income (non-GAAP) for the fourth quarter of 2020 was to $28.7 million, an increase of 165% compared to $10.8 million for the fourth quarter of 2019.

•

Net income (GAAP) for the full year 2020 was $59.9 million, an increase of 180% compared to $21.4 million for the full year 2019. Adjusted net income (non-GAAP) for the full year 2020 was $89.1 million, an increase of 70% compared to $52.5 million for the full year 2019.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the fourth quarter of 2020 were $0.36 on a fully diluted basis, compared to $0.07 for the fourth quarter of 2019. Adjusted EPS (non-GAAP) for the fourth quarter of 2020 increased to $0.52 on a fully diluted basis, compared to $0.20 for the 2019 period.

•

Earnings per share (GAAP) for the full year 2020 increased to $1.11 on a fully diluted basis, compared to $0.44 for the full year 2019. Adjusted EPS (non-GAAP) for the full year 2020 increased to $1.65 on a fully diluted basis, compared to $1.07 for the full year 2019.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the fourth quarter of 2020 was $25.3 million compared to $11.7 million for the fourth quarter of 2019. Adjusted EBITDA for the fourth quarter of 2020 was $29.8 million, an increase of 104% compared to $14.6 million for the fourth quarter of 2019.

•

EBITDA for the full year 2020 was $96.6 million, an increase of 90% compared to $51.0 million for the full year 2019. Adjusted EBITDA for the full year 2020 was $107.9 million, an increase of 52% compared to $71.1 million for the full year 2019.

CASH

•	Our cash and cash equivalents at December 31, 2020 were $717.3 million, an increase of $188.9 million from $528.4 million at December 31, 2019.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2021

Our financial guidance for the fiscal year 2021 is based on expectations for our existing business and includes the financial impact of our 2020 acquisitions of ARTeSYN Biosolutions (which closed on December 3, 2020), Non-Metallic Solutions (which closed on October 20, 2020 ) and Engineered Molding Technologies (which closed on July 13, 2020). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2021 GUIDANCE:

•	Total revenue is expected to be in the range of $500-$525 million, reflecting overall revenue growth of 37%-43% as reported and at constant currency and organic growth of 26%-33%.

•

Revenue contribution from COVID-related programs are expected to be in the range of $90-$100 million, representing incremental COVID related revenue of $44-$54 million and 12%-15% points of overall revenue growth. Incremental acquisition-related revenue is expected to be in the range of $37-$40 million, representing 10%-11% points of overall revenue growth.

•	Gross margin is expected to be 57%-58% on both a GAAP and non-GAAP basis.

•	Income from operations is expected to be in the range of $103-$109 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $134-$140 million.

•

Net income is expected to be in the range of $74-$79 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $106-$111 million. Our current guidance reflects a tax rate of 20% on adjusted pre-tax income.

•	Fully diluted GAAP EPS is expected to be in the range of $1.30-$1.38. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $1.86-$1.94.

Our non-GAAP guidance for the fiscal year 2021 excludes the following items:

•	$5.8 million estimated acquisition and integration expenses; $0.1 million in cost of product revenue, $1.0 million in R&D and $4.7 million in SG&A.

•	$23.9 million estimated intangible amortization expense in SG&A.

•	Expected inventory step-up charges of $1.4 million related to 2020 acquisitions.

•	$11.0 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2021 includes:

•	An income tax increase of $9.8 million, representing the tax impact of acquisition and integration costs, inventory step-up changes, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, February 24, 2021, at 8:30 a.m. EST, to discuss fourth quarter and full year 2020 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10151931.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, adjusted SG&A, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. Our primary customers are biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, Germany, Ireland, the Netherlands and Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the Engineered Molding Technology, Non-Metallic Solutions and ARTeSYN Biosolutions businesses, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the Engineered Molding Technology, Non-Metallic Solutions and ARTeSYN Biosolutions businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and is based on only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Product revenue	$108,615	$69,396	$366,136	$270,097
Royalty and other revenue	33	78	124	148

Total revenue	108,648	69,474	366,260	270,245
Costs and expenses:
Cost of product revenue	48,163	30,121	156,634	119,099
Research and development	6,722	5,172	20,182	19,450
Selling, general and administrative	36,344	28,287	119,621	95,613

	91,229	63,580	296,437	234,162

Income from operations	17,419	5,894	69,823	36,083
Investment income	42	1,708	1,741	5,324
Loss on extinguishment of debt	—	—	—	(5,650)
Interest expense	(3,101)	(2,966)	(12,133)	(9,292)
Other income (expense), net	418	(291)	(214)	(314)

Income before income taxes	14,778	4,345	59,217	26,151
Income tax (benefit) provision	(4,920)	741	(709)	4,740

Net income	$19,698	$3,604	$59,926	$21,411

Earnings per share:
Basic	$0.37	$0.07	$1.14	$0.44

Diluted	$0.36	$0.07	$1.11	$0.44

Weighted average shares outstanding:
Basic	53,143,302	52,063,528	52,553,799	48,342,584

Diluted	55,022,355	52,976,271	53,892,261	49,206,242

Balance Sheet Data:	December 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$717,292	$528,392
Working capital	583,426	593,515
Total assets	1,902,887	1,400,113
Long-term obligations	54,781	292,032
Accumulated earnings	65,769	5,843
Stockholders’ equity	1,529,150	1,059,768

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP INCOME FROM OPERATIONS	$17,419	$5,894	$69,823	$36,083
ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	4,929	2,934	11,465	12,508
Intangible amortization	4,355	3,879	16,032	13,441
Inventory step-up charges	590	—	734	1,483

ADJUSTED INCOME FROM OPERATIONS	$27,293	$12,707	$98,054	$63,515

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP NET INCOME	$19,698	$3,604	$59,926	$21,411
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	3,943	2,934	10,479	13,008
Inventory step-up charges	590	—	734	1,483
Intangible amortization	4,355	3,879	16,032	13,441
Loss on extinguishment of debt	—	—	—	5,650
Non-cash interest expense	2,796	2,674	10,970	7,536
Tax effect of non-GAAP charges	(2,716)	(2,261)	(9,050)	(10,003)

ADJUSTED NET INCOME	$28,666	$10,830	$89,091	$52,526

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP NET INCOME PER SHARE—DILUTED	$0.36	$0.07	$1.11	$0.44
ADJUSTMENTS TO NET INCOME PER SHARE—DILUTED:
Acquisition and integration costs	0.07	0.06	0.19	0.26
Inventory step-up charges	0.01	—	0.01	0.03
Intangible amortization	0.08	0.07	0.30	0.27
Loss on extinguishment of debt	—	—	—	0.11
Non-cash interest expense	0.05	0.05	0.20	0.15
Tax effect of non-GAAP charges	(0.05)	(0.04)	(0.17)	(0.20)

ADJUSTED NET INCOME PER SHARE—DILUTED	0.52	$0.20	$1.65	$1.07

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP NET INCOME	$19,698	$3,604	$59,926	$21,411
ADJUSTMENTS:
Investment Income	(42)	(1,708)	(1,741)	(5,324)
Interest Expense	3,101	2,966	12,133	9,292
Tax Provision	(4,920)	741	(709)	4,740
Depreciation	3,068	2,170	10,888	7,317
Amortization(1)	4,383	3,907	16,143	13,551

EBITDA	25,287	11,680	96,640	50,987
OTHER ADJUSTMENTS:
Acquisition and integration costs	3,943	2,934	10,479	13,008
Loss on extinguishment of debt	—	—	—	5,650
Inventory step-up charges	590	—	734	1,483

ADJUSTED EBITDA	$29,821	$14,614	$107,853	$71,128

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $111 for the three- and twelve-month periods,. respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP COST OF SALES	$48,163	$30,121	$156,634	$119,099
ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(40)	(281)	(508)	(951)
Inventory step-up charges	(590)	—	(734)	(1,483)
Intangible amortization	—	(128)	(254)	(520)

ADJUSTED COST OF SALES	$47,533	$29,712	$155,138	$116,145

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP R&D	$6,722	$5,172	$20,182	$19,450
ADJUSTMENT TO R&D:
Acquisition and integration costs	(53)	(282)	(525)	(687)

ADJUSTED R&D	$6,669	$4,890	$19,657	$18,763

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP SG&A EXPENSE	$36,344	$28,287	$119,621	$95,613
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(4,836)	(2,371)	(10,432)	(10,870)
Intangible amortization	(4,354)	(3,751)	(15,779)	(12,921)

ADJUSTED SG&A EXPENSE	$27,154	$22,165	$93,411	$71,822

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME	$74,000	$79,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	5,754	5,754
Anticipated pre-tax amortization of acquisition-related intangible assets	23,896	23,896
Inventory step-up costs	1,430	1,430
Non-cash interest expense	10,957	10,957
Tax effect of non-GAAP charges	(9,774)	(9,774)
Guidance rounding adjustment	(263)	(263)

GUIDANCE ON ADJUSTED NET INCOME	$106,000	$111,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE—DILUTED	$1.30	$1.38
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE—DILUTED:
Acquisition and integration costs	$0.10	$0.10
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.42	$0.42
Inventory step-up costs	$0.03	$0.03
Non-cash interest expense	$0.19	$0.19
Tax effect of non-GAAP charges	($0.17)	($0.17)
Guidance rounding adjustment	($0.00)	($0.00)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE—DILUTED	$1.86	$1.94

Totals may not add due to rounding.

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